NEWS RELEASE

FOR IMMEDIATE RELEASE: September 5, 2019

Helmerich & Payne Provides Company Update

TULSA, Oklahoma, – (Business Wire) Sept. 5, 2019 – Helmerich & Payne, Inc. (“H&P” or the “Company”) (NYSE: HP) announces its quarterly dividend and provides an operational and capital expenditures update.

On September 4, 2019, the Board of Directors of H&P held a meeting and declared a quarterly cash dividend of $0.71 per share on its common stock, payable on December 2, 2019, to stockholders of record at the close of business on November 11, 2019.

U.S. Land Operations:

Quarter-to-date, the Company’s average U.S. Land rig count is approximately 206 with 200 active as of September 4, 2019. This level of activity is consistent with H&P's previously provided guidance, which stated the Company expects quarterly revenue days to decrease by approximately 5%-6% sequentially representing a roughly 6%-7% decrease in the average number of active rigs. H&P expects to exit the quarter at the low end of its previously guided range of 193-203 rigs.

International Land Operations:

The Company is currently in the process of determining the impacts, if any, on its business and financial position in Argentina related to two recent governmental decrees that impact both the exchange rate and currency controls. During the most recent quarter ended June 30, 2019, approximately 8% of the Company’s consolidated revenue was generated from its international operations of which approximately 88% was from the Company’s Argentine operations. H&P currently has 16 rigs operating in Argentina, of which eight are under term contract with YPF S.A.

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Capex for Fiscal 2019

H&P previously stated its expectations for its fiscal 2019 capital expenditures to be at the low end of its $500-$530 million guidance range. The Company now expects total capital expenditures to be $5-$15 million below the low end of that guidance range with the final outcome dependent on the timing of certain procurement activities in late fiscal 2019 and early fiscal 2020.

Capex for Fiscal 2020

The Company is proposing a preliminary capital expenditure budget for fiscal 2020 of approximately $300 million, which includes $35 million related to adding additional super-spec walking capabilities in U.S. Land and select international super-spec upgrades should demand for such rigs develop in fiscal 2020. Formal approval of the fiscal 2020 capital expenditure budget by the Board of Directors is expected to occur during the Company’s first fiscal quarter of 2020.

About Helmerich & Payne, Inc.:
Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies.  For more information, visit www.hpinc.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, market share, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management's plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of

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the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 in the sections entitled "Risk Factors“ and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://www.hpinc.com/. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
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IR Contact:
Dave Wilson, Director of Investor Relations
918-588-5190
investor.relations@hpinc.com

Media Contact:
Leslie Agee, Manager of Communications
918-588-2610
Leslie.agee@hpinc.com

1437 S BOULDER AVE | TULSA, OK 74119 « 918.742.5531 « HPINC.COM